Exhibit 5.2

[TBI Letterhead]

April 10, 2013

Toll Brothers, Inc.

250 Gilbraltar Road

Horsham, PA 19044

Ladies and Gentlemen:

I am Senior Vice President, Chief Compliance Officer and General Counsel of Toll Brothers, Inc., a Delaware corporation (“TBI”). TBI, Toll Brothers Finance Corp., a Delaware corporation and a wholly-owned subsidiary of TBI (“the Issuer”) and certain other subsidiaries of TBI (the “Subsidiary Registrants”) have filed a Registration Statement on Form S-3 (File No. 333-178130) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Issuer is issuing $300 million in aggregate principal of 4.375% Senior Notes due 2023 (the “Senior Notes”). The Senior Notes will be unconditionally guaranteed (each a “Senior Note Guarantee” and, collectively, the “Senior Notes Guarantees”) on a senior basis by TBI and the Subsidiary Registrants (together, in such capacity, the “Senior Notes Guarantors”), pursuant to the Underwriting Agreement dated April 3, 2013, among TBI, the Issuer, the Senior Notes Guarantors and the underwriters named therein (the “Underwriting Agreement”).

I have examined the Registration Statement as it became effective under the Securities Act; TBI’s and the Issuer’s prospectus dated November 23, 2011 (the “Base Prospectus”), as supplemented by the prospectus supplement relating to the offering of the Senior Notes dated April 3, 2013 (together with the Base Prospectus, the “Senior Notes Prospectus”), filed by TBI and the Issuer pursuant to Rule 424(b) of the rules and regulations of the Commission under the

Securities; the indenture dated as of February 7, 2012 (the “Base Indenture”) among the Issuer, the Senior Notes Guarantors and The Bank of New York Mellon as trustee (the “Trustee”), as supplemented by the Authorizing Resolutions dated as of April 3, 2013 (the “Authorizing Resolutions” and, together with the Base Indenture, the “Indenture”); a duplicate of the global note representing the Senior Notes; and the Underwriting Agreement.

In rendering the opinions contained herein, I have relied upon my examination or the examination by members of our legal staff or outside counsel (in the ordinary course of business) of the original or copies certified or otherwise identified to our satisfaction of the charter, bylaws or other governing documents of the subsidiaries named in Schedule I hereto (the “Schedule I Subsidiaries”), resolutions and written consents of their respective boards of directors, general partners, managers and managing members, as the case may be, statements and certificates from officers of the Schedule I Subsidiaries and, to the extent obtained, from various state authorities, status telecopies provided by CT Corporation, and such other documents and records relating to the Schedule I Subsidiaries as we have deemed appropriate. I, or a member of my staff, have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments of all the registrants and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents or statements of public officials and of officers and representatives of TBI, the Issuer, and the Schedule I Subsidiaries.

In rendering the opinions set forth below, I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

2

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Senior Notes Guarantees have been duly authorized, executed and delivered by each of the Schedule I Subsidiaries.

This opinion letter is given as of the date hereof and I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Current Report on Form 8-K of TBI filed with the Commission in connection with the registration of the Senior Notes.

Very truly yours,

John McDonald
Senior Vice President,
Chief Compliance Officer and General Counsel

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SCHEDULE I

NON-NEW YORK OR DELAWARE GUARANTORS

HQZ Acquisitions, Inc. (MI)
SH Homes Corporation (MI)
SI Investment Corporation (MI)
The Silverman Building Companies, Inc. (MI)
Toll Bros. of Arizona, Inc. (AZ)
Toll Bros. of North Carolina II, Inc. (NC)
Toll Bros. of North Carolina III, Inc. (NC)
Toll Bros. of North Carolina, Inc. (NC)
Toll Bros., Inc. (PA)
Toll Bros., Inc. (TX)
Toll Brothers AZ Construction Company (AZ)
Toll Brothers Real Estate, Inc. (PA)
Toll CA GP Corp. (CA)
Toll CO GP Corp. (CO)
Toll Development Company, Inc. (MI)
Toll FL GP Corp. (FL)
Toll GA GP Corp. (GA)
Toll IL GP Corp. (IL)
Toll Land Corp. No. 6 (PA)
Toll MD Builder Corp. (MD)
Toll MI GP Corp. (MI)
Toll MN GP Corp. (MN)
Toll NC GP Corp. (NC)
Toll NH GP Corp. (NH)
Toll NV GP Corp. (NV)
Toll OH GP Corp. (OH)
Toll PA Builder Corp. (PA)
Toll PA GP Corp. (PA)
Toll PA II GP Corp. (PA)
Toll PA III GP Corp. (PA)
Toll RI GP Corp. (RI)
Toll SC GP Corp. (SC)
Toll TN GP Corp. (TN)
Toll WA GP Corp. (WA)
Toll WV GP Corp. (WV)
Toll YL, Inc. (CA)
Audubon Ridge, L.P. (PA)
Belmont Land, L.P. (VA)
Binks Estates Limited Partnership (FL)
Blue Bell Country Club, L.P. (PA)
Broad Run Associates, L.P. (PA)
CC Estates Limited Partnership (MA)
Cold Spring Hunt, L.P. (PA)
Dominion Country Club, L.P. (VA)
Estates at Princeton Junction, L.P. (NJ)
Estates at Rivers Edge, L.P. (NJ)
Toll NC II LP (NC)
Toll NC III LP (NC)
Toll NC, L.P. (NC)
Toll NH Limited Partnership (NH)
Toll NJ Builder I, L.P. (NJ)
Toll NJ II, L.P. (NJ)
Toll NJ III, L.P. (NJ)
Toll NJ IV, L.P. (NJ)
Toll NJ V, L.P. (NJ)

Toll NJ VI, L.P. (NJ)
Toll NJ VII, L.P. (NJ)
Toll NJ VIII, L.P. (NJ)
Toll NJ XI, L.P. (NJ)
Toll NJ, L.P. (NJ)
Toll Northville Limited Partnership (MI)
Toll NV Limited Partnership (NV)
Toll Orlando Limited Partnership (FL)
Toll PA II, L.P. (PA)
Toll PA III, L.P. (PA)
Toll PA IV, L.P. (PA)
Toll PA IX, L.P. (PA)
Toll PA V, L.P. (PA)
Toll PA VI, L.P. (PA)
Toll PA VIII, L.P. (PA)
Toll PA X, L.P. (PA)
Toll PA XI, L.P. (PA)
Toll PA XII, L.P. (PA)
Toll PA XIII, L.P. (PA)
Toll PA XIV , L.P. (PA)
Toll PA XV, L.P. (PA)
Toll PA, L.P. (PA)
Toll RI II, L.P. (RI)
Toll RI, L.P. (RI)
Toll SC II, L.P. (SC)
Toll SC III, L.P. (SC)
Toll SC IV, L.P. (SC)
Toll SC, L.P. (SC)
Toll Stonebrae LP (CA)
Toll VA II, L.P. (VA)
Toll VA III, L.P. (VA)
Toll VA IV, L.P. (VA)
Toll VA V, L.P. (VA)
Toll VA VI, L.P. (VA)
Toll VA VII, L.P. (VA)
Toll VA, L.P. (VA)
Toll WA LP (WA)
Toll WV LP (WV)
Toll YL II, L.P. (CA)
Toll YL, L.P. (CA)
Toll-Dublin L.P. (CA)
Village Partners, L.P. (PA)
West Amwell Limited Partnership (NJ)
Wilson Concord, L.P. (TN)
1450 Washington LLC (NJ)
Fairfax Investment, L.P. (VA)
Farmwell Hunt, L.P. (VA)
Great Falls Hunt, L.P. (VA)
Greens at Waynesborough, L.P. (PA)
Greenwich Chase, L.P. (NJ)
Hoboken Land LP (NJ)
Huckins Farm Limited Partnership (MA)
Laurel Creek, L.P. (NJ)
Loudoun Valley Associates, L.P. (VA)
NC Country Club Estates Limited Partnership (NC)

Silverman-Toll Limited Partnership (MI)
Sorrento at Dublin Ranch I LP (CA)
Sorrento at Dublin Ranch III LP (CA)
South Riding Amberlea LP (VA)
South Riding Partners Amberlea LP (VA)
South Riding Partners, L.P. (VA)
South Riding, L.P. (VA)
Southport Landing Limited Partnership (CT)
Springton Pointe, L.P. (PA)
Stone Mill Estates, L.P. (PA)
Swedesford Chase, L.P. (PA)
TBI/Naples Limited Partnership (FL)
TBI/Palm Beach Limited Partnership (FL)
The Bird Estate Limited Partnership (MA)
The Estates at Brooke Manor Limited Partnership (MD)
Toll at Brier Creek Limited Partnership (NC)
Toll at Honey Creek Limited Partnership (MI)
Toll at Westlake, L.P. (NJ)
Toll Brothers AZ Limited Partnership (AZ)
Toll CA II, L.P. (CA)
Toll CA III, L.P. (CA)
Toll CA IV, L.P. (CA)
Toll CA IX, L.P. (CA)
Toll CA V, L.P. (CA)
Toll CA VI, L.P. (CA)
Toll CA VII, L.P. (CA)
Toll CA VIII, L.P. (CA)
Toll CA X, L.P. (CA)
Toll CA XI, L.P. (CA)
Toll CA XII, L.P. (CA)
Toll CA XIX, L.P. (CA)
Toll CA, L.P. (CA)
Toll CO, L.P. (CO)
Toll CT II Limited Partnership (CT)
Toll CT III Limited Partnership (CT)
Toll CT Limited Partnership (CT)
Toll Estero Limited Partnership (FL)
Toll FL II Limited Partnership (FL)
Toll FL III Limited Partnership (FL)
Toll FL IV Limited Partnership (FL)
Toll FL Limited Partnership (FL)
1500 Garden St. LLC (NJ)
2301 Fallston Road LLC (MD)
700 Grove Street Urban Renewal, LLC (NJ)
Arbor Hills Development LLC (MI)
Arthur’s Woods, LLC (MD)
Belmont Country Club I LLC (VA)
Belmont Country Club II LLC (VA)
Block 255 LLC (NJ)

Brier Creek Country Club I LLC (NC)
Brier Creek Country Club II LLC (NC)
C.B.A.Z. Construction Company LLC (AZ)
CWG Construction Company LLC (NJ)
Dominion Valley Country Club I LLC (VA)
Dominion Valley Country Club II LLC (VA)
Frenchman’s Reserve Realty, LLC (FL)
Golf I Country Club Estates at Moorpark LLC (CA)
Golf II Country Club Estates at Moorpark LLC (CA)
Hatboro Road Associates LLC (PA)
Hawthorn Woods Country Club II LLC (IL)
Hoboken Cove LLC (NJ)
Jacksonville TBI Realty LLC (FL)
Lighthouse Point Land Company, LLC (FL)
Long Meadows TBI, LLC (MD)
Longmeadow Properties LLC (MD)
Martinsburg Ventures, L.L.C. (VA)
Mizner Realty, L.L.C. (FL)
Naples TBI Realty, LLC (FL)
Orlando TBI Realty LLC (FL)
Paramount Village LLC (CA)
Phillips Drive LLC (MD)
Prince William Land I LLC (VA)
Prince William Land II LLC (VA)
PT Maxwell Holdings, LLC ((NJ)
PT Maxwell, L.L.C. (NJ)
Regency at Denville LLC (NJ)
Regency at Dominion Valley LLC (VA)
Regency at Long Valley I LLC (NJ)
Regency at Long Valley II LLC (NJ)
Regency at Mansfield I LLC (NJ)
Regency at Mansfield II LLC (NJ)
Regency at Washington I LLC (NJ)
Regency at Washington II LLC (NJ)
South Riding Realty LLC (VA)
SR Amberlea LLC (VA)
SRLP II LLC (VA)
Tampa TBI Realty LLC (FL)
The Regency Golf Club I LLC (VA)
The Regency Golf Club II LLC (VA)
Toll FL V Limited Partnership (FL)
Toll FL VI Limited Partnership (FL)
Toll FL VII Limited Partnership (FL)
Toll FL VIII Limited Partnership (FL)
Toll FL X Limited Partnership (FL)

Toll Ft. Myers Limited Partnership (FL)
Toll GA LP (GA)
Toll Grove LP (NJ)
Toll Houston TX LLC (TX)
Toll Hudson LP (NJ)
Toll IL HWCC, L.P. (IL)
Toll IL II, L.P. (IL)
Toll IL III, L.P. (IL)
Toll IL IV, L.P. (IL)
Toll IL WSB, L.P. (IL)
Toll IL, L.P. (IL)
Toll Jacksonville Limited Partnership (FL)
Toll Land IV Limited Partnership (NJ)
Toll Land IX Limited Partnership (VA)
Toll Land X Limited Partnership (VA)
Toll Land XI Limited Partnership (NJ)
Toll Land XIX Limited Partnership (CA)
Toll Land XV Limited Partnership (VA)
Toll Land XVI Limited Partnership (NJ)
Toll Land XVIII Limited Partnership (CT)
Toll Land XX Limited Partnership (CA)
Toll Land XXI Limited Partnership (VA)
Toll Land XXII Limited Partnership (CA)
Toll Land XXIII Limited Partnership (CA)
Toll Land XXV Limited Partnership (NJ)
Toll Land XXVI Limited Partnership (OH)
Toll Livingston at Naples Limited Partnership (FL)
Toll MA Land Limited Partnership (MA)
Toll MD Builder I, L.P. (MD)
Toll MD II Limited Partnership (MD)
Toll MD III Limited Partnership (MD)
Toll MD IV Limited Partnership (MD)
Toll MD IX Limited Partnership (MD)
Toll MD Limited Partnership (MD)
Toll MD V Limited Partnership (MD)
Toll MD VI Limited Partnership (MD)
Toll MD VII Limited Partnership (MD)
Toll MD VIII Limited Partnership (MD)
Toll MD X Limited Partnership (MD)
Toll MD XI Limited Partnership (MD)
Toll MI II Limited Partnership (MI)
Toll MI III Limited Partnership (MI)

Toll MI IV Limited Partnership (MI)
Toll MI Limited Partnership (MI)
Toll MI V Limited Partnership (MI)
Toll MN II, L.P. (MN)
Toll MN, L.P. (MN)
Toll Naval Associates (PA)
The Ridges at Belmont Country Club I LLC (VA)
The Ridges at Belmont Country Club II LLC (VA)
Toll MA I LLC (MA)
Toll MA II LLC (MA)
Toll Austin TX LLC (TX)
Toll CA I LLC (CA)
Toll CA Note II LLC (CA)
Toll Cedar Hunt LLC (VA)
Toll CO I LLC (CO)
Toll Dallas TX LLC (TX)
Toll FL I, LLC (FL)
Toll FL IV LLC (FL)
Toll Glastonbury LLC (CT)
Toll Henderson LLC (NV)
Toll IN LLC (IN)
Toll Jupiter LLC (FL)
Toll MD I, L.L.C. (MD)
Toll MD II LLC (MD)
Toll MD III LLC (MD)
Toll MD IV LLC (MD)
Toll NC I LLC (NC)
Toll NC IV LLC (NC)
Toll NC Note II LLC
Toll NC Note LLC (NC)
Toll NJ I, L.L.C. (NJ)
Toll NJ II, L.L.C. (NJ)
Toll NJ III, LLC (NJ)
Toll North LV LLC (NV)
Toll North Reno LLC (NV)
Toll NV Holdings LLC (NV)
Toll Realty L.L.C.
Toll San Antonio TX LLC (TX)
Toll South LV LLC (NV)
Toll South Reno LLC (NV)
Toll Stratford LLC (VA)
Toll TX Note LLC (TX)
Toll VA III L.L.C. (VA)
Toll Vanderbilt I LLC (RI)
Toll Vanderbilt II LLC (RI)
Toll-Dublin, LLC (CA)
Vanderbilt Capital LLC (RI)
Virginia Construction Co. I, LLC (VA)
Virginia Construction Co. II, LLC (VA)

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SCHEDULE II

NEW YORK AND DELAWARE GUARANTORS

110-112 Third Ave. Realty Corp. (NY)
Amwell Chase, Inc. (DE)
ESE Consultants, Inc. (DE)
Fairway Valley, Inc. (DE)
First Brandywine Investment Corp. II (DE)
First Brandywine Investment Corp. IV (DE)
First Huntingdon Finance Corp. (DE)
Franklin Farms G.P., Inc. (DE)
MA Limited Land Corporation (DE)
TB Proprietary Corp. (DE)
Tenby Hunt, Inc. (DE)
Toll Architecture I, P.A. (DE)
Toll Architecture, Inc. (DE)
Toll AZ GP Corp. (DE)
Toll Bros., Inc. (DE)
Toll Brothers, Inc. (DE)
Toll Buckeye Corp. (DE)
Toll Centennial Corp. (DE)
Toll Corp. (DE)
Toll Diamond Corp. (DE)
Toll Golden Corp. (DE)
Toll Granite Corp. (DE)
Toll Holdings, Inc. (DE)
Toll Land Corp. No. 10 (DE)
Toll Land Corp. No. 20 (DE)
Toll Land Corp. No. 43 (DE)
Toll Land Corp. No. 50 (DE)
Toll Mid-Atlantic LP Company, Inc. (DE)
Toll Mid-Atlantic Note Company, Inc. (DE)
Toll Midwest Note Company, Inc.(DE)

Toll NJX-I Corp. (DE)
Toll Northeast LP Company, Inc. (DE)
Toll Northeast Note Company, Inc. (DE)
Toll Northeast Services, Inc. (DE)
Toll Palmetto Corp. (DE)
Toll Peppertree, Inc. (NY)
Toll Realty Holdings Corp. I (DE)
Toll Realty Holdings Corp. II (DE)
Toll Southeast LP Company, Inc. (DE)
Toll Southeast Note Company, Inc. (DE)
Toll Southwest Note Company, Inc. (DE)
Toll TX GP Corp. (DE)
Toll VA GP Corp. (DE)
Toll VA Member Two, Inc. (DE)
Toll WestCoast Note Company, Inc. (DE)
51 N. 8th Street L.P. (NY)
First Brandywine Partners, L.P. (DE)
Hockessin Chase, L.P. (DE)
Toll at Whippoorwill, L.P. (NY)
Toll Brooklyn L.P. (NY)
Toll DE II LP (DE)
Toll DE LP (DE)
Toll Land V Limited Partnership (NY)
Toll Land VI Limited Partnership (NY)
Toll Midwest LLC (DE)
Toll NY II L.P. (NY)
Toll NY III L.P. (NY)
Toll NY IV L.P. (NY)
Toll NY LP (NY)
Toll Realty Holdings LP (DE)

110-112 Third Ave. GC II LLC (NY)
110-112 Third Ave. GC LLC (NY)
5-01 – 5-17 48th Avenue GC II LLC (NY)
5-01 – 5-17 48th Avenue GC LLC (NY)
5-01 – 5-17 48th Avenue II LLC (NY)
5-01 – 5-17 48th Avenue LLC (NY)
51 N. 8th Street GC II LLC (NY)
51 N. 8th Street GC LLC (NY)
51 N. 8th Street I LLC (NY)
C.B.A.Z. Holding Company LLC (DE)
Component Systems I LLC (DE)
Component Systems II LLC (DE)
First Brandywine LLC I (DE)
First Brandywine LLC II (DE)
First Brandywine LLC III (DE)
First Brandywine LLC IV (DE)
Hoboken Land I LLC (DE)
TB Kent Partners LLC (DE)
Toll Corners LLC (DE)
Toll EB, LLC (DE)
Toll Equipment, L.L.C. (DE)
Toll Hoboken LLC (DE)
Toll Land VII LLC (NY)
Toll Land XIV Limited Partnership (NY)
Toll Lexington LLC (NY)
Toll Morgan Street LLC (DE)
Toll Southwest LLC (DE)
Toll VA L.L.C. (DE)
Toll Van Wyck, LLC (NY)
Toll West Coast LLC (DE)